                                                                    EXHIBIT 10.7

                                ZERO CORPORATION

                     DIRECTORS' DEFERRED COMPENSATION PLAN
                          AS ADOPTED OCTOBER 20, 1993
                 AND AS AMENDED EFFECTIVE AS OF JANUARY 1, 1996

                                    PURPOSE

     The purpose of the ZERO Corporation Directors' Deferred Compensation Plan is to provide the opportunity to defer the receipt of compensation payable to the members of the Board of Directors of ZERO Corporation upon whose judgment, initiative and efforts the continued success of ZERO Corporation and its divisions and subsidiaries is dependent.

                                   ARTICLE I
                            TITLE AND EFFECTIVE DATE
                            ------------------------

     1.01   TITLE This Plan shall be known as the ZERO Corporation Directors'
            -----
Deferred Compensation Plan.

     1.02  EFFECTIVE DATE The effective date of this Plan shall be January 1,
           --------------
1994.

                                   ARTICLE II
                                  DEFINITIONS
                                  -----------

     2.01 Unless otherwise clearly apparent from the context, the phrases or terms used herein shall be as defined on Appendix A attached to this Plan.

                                  ARTICLE III
                                  ELIGIBILITY
                                  -----------

     3.01 Only Eligible Directors may participate in the Plan. As a condition to becoming a Participant hereunder, however, an Eligible Director must complete and return to the Named Fiduciary a duly executed Election Form prior to the applicable Election Date. Election Forms remain in effect for the Plan Year to which they apply. A Participant must file a new Election Form for any subsequent Plan Year.

                                   ARTICLE IV
                            DEFERRAL OF COMPENSATION
                            ------------------------

     4.01 Each Participant in the Plan may irrevocably elect to have all or a portion of his or her Plan Compensation during a Plan Year following the applicable Election Date deferred and credited to the Participant's Bookkeeping Account in accordance with the terms and conditions hereof. The amount of such Plan Compensation to be so deferred under this paragraph 4.01 for a Plan Year shall be any whole number or percentage as the Participant shall select on his or her Election Form; provided, that such amount for any Plan Year shall not be less than Five Thousand ($5,000) Dollars.

     4.02 An Eligible Director desiring to participate in the Plan must submit his or her written Election Form to the Named Fiduciary before the applicable Election Date. Valid Election Forms filed by the applicable Election Date shall cause Plan Compensation to be deferred for the Plan Year (or portion thereof in the case of Participants for whom paragraph 2.08(b) of Article II is the applicable Election Date) for which such Election is made.

     4.03 A Participant who has not submitted to or does not have on file a valid Election Form with the Named Fiduciary before the applicable Election Date may not defer any Plan Compensation for the applicable Plan Year.

                                   ARTICLE V
                         DEFERRAL ACCOUNT AND CREDITING
                         ------------------------------

     5.01 Plan Compensation deferred by a Participant under a written Election Form shall be credited in a dollar amount to a separate Bookkeeping Account for each Participant as of the date on which such Plan Compensation would otherwise be payable to the Participant.

     5.02 The deferrals credited to the Participant's Bookkeeping Account shall also be credited earnings on a quarterly basis equal to the Moody's Seasoned Corporate Bond Rate for the last month of each quarter on which earnings are applied plus three percent (3%) until such account value is distributed pursuant to Article VI hereof. Plan Compensation deferred shall be deemed to be invested and accruing earnings starting on the date the amounts deferred are credited to the Bookkeeping Account.

     5.03 The Participant shall at all times have a nonforfeitable right to the value of his or her Bookkeeping Account attributable to his or her own deferrals under paragraph 4.01 of Article IV hereof plus interest credited thereon, with no right of offset by the Company except as set forth in paragraph 6.06(b) of
Article VI hereof.

                                   ARTICLE VI
                                 DISTRIBUTIONS
                                 -------------

     6.01 At the time of electing deferrals for each Plan Year, a Participant shall specify the amount to be deferred, and any other matter required to be specified by the Company on its Election Form. In addition, in his or her initial deferral election, Participant shall specify the payment method and commencement date (relative to the date of Separation from Service) for his or her Bookkeeping Account which shall apply to all amounts deferred in the initial year and in all subsequent years. A separate designation of payment commencement time and method of distribution shall be made depending upon whether a Participant's Separation from Service occurs on or after attaining age 55 or before attaining age 55. The period of deferral shall end, and distribution of the value of a Participant's Bookkeeping Account shall begin on the date specified in the Participant's initial deferral election. The Participant may elect to receive distributions in substantially equal installments over a five (5) or ten
(10) year period or in a lump sum, or in such other payment form as offered by the Company. In the case of any payment deferred beyond Separation from Service, interest at the rate specified in paragraph 5.02 of Article V shall be credited on all amounts remaining in the Bookkeeping Account of the Participant from which the payments are to be made.

     Notwithstanding the foregoing, a Participant may, after the initial deferral election, modify any election with respect to either time of payment commencement or the method of distribution without penalties so long as such change is made at least one (1) year before the commencement date previously elected; provided, however, that a modification made on or before December 31, 1996 to create an installment payment stream of ten (10) years in response to H.R. 394 (pertaining to pension source taxation) need not be made within one (1) year before the payment commencement date and such modification shall apply to all remaining payments due hereunder; provided further, however, the Named Fiduciary must make a determination that any subsequent modification in election would not have a detrimental effect on the tax consequences of benefits deferred by other Participants hereunder or such subsequent modification will be disregarded.

     6.02 In the event of a Participant's death before the payments have commenced hereunder, the Participant's Bookkeeping Account shall be distributed as soon as practicable after his or her death to his or her Beneficiary(ies) designated in accordance with Article VIII hereof in the manner selected on the Participant's most recent Election Form designating his or her Beneficiary(ies). In the event of a Participant's death after payments have commenced, any remaining amounts in the Participant's Bookkeeping Account shall be distributed to the Participant's Beneficiary(ies) in the same manner of distribution as was being followed at the time of his or her death. A Beneficiary may not, upon the Participant's death or other incapacity, change the form and/or commencement time of the death benefit otherwise payable to him or her to any other form and/or commencement time available under Section 6.01.

     6.03 Notwithstanding paragraphs 6.01 and 6.02 hereof, if the total amount in a Participant's Bookkeeping Account is Fifty Thousand ($50,000) Dollars or less, such Bookkeeping Account shall be distributed to him or her in full within thirty (30) days after Separation from Service or upon the occurrence of a Disability or shall be distributed in full to his or her Beneficiary upon his or her death. In the event that either the Named Fiduciary or the Committee determines, in their sole discretion, that a Change in

Control is likely, the Company will, effective automatically and concurrently with the Change in Control, deposit in one or more grantor trusts (within the meaning of Section 671 of the Internal Revenue Code of 1986) funds in an amount sufficient to pay Participant that amount which is the value of his or her Bookkeeping Account. For purposes of this Section 6.03, "Change in Control" shall be as defined on Appendix A hereto.

     6.04 All distributions of a Participant's Bookkeeping Account hereunder shall be made in cash payments only and shall commence not later than January 1 of the first year following the Director's Separation from Service.

     6.05 The Company shall have the right to deduct from all payments any federal, state, local or foreign taxes or other charges required by law to be withheld or elected by the Participant to be withheld with respect to such payments.

     6.06 Notwithstanding any provision hereunder to the contrary, a Participant may take a distribution of all or a portion of his or her Bookkeeping Account in a manner inconsistent with his or her deferral election even though the Participant is not then suffering a financial hardship, as defined in paragraph 7.01 of Article VII hereof, provided that the distribution is reduced by (a) five percent (5%) if the Participant is still then in the active service of the Company or (b) ten percent (10%) if the Participant is not then in the active service of the Company. If clause (a) of the previous sentence applies, the Participant may not again make deferrals hereunder until the beginning of the third year following the year in which a distribution under this Section 6.06 is made. All reductions hereunder shall be forfeited to the Company.

                                  ARTICLE VII
                             HARDSHIP DISTRIBUTIONS
                             ----------------------

     7.01 At the request of a Participant before complete distribution of his or her Bookkeeping Account, the Committee may, in its sole discretion, accelerate and pay all or part of the value of a Participant's Bookkeeping Account due under the Plan. Accelerated distributions at the request of the Participant or a Participant's Beneficiary may be allowed only in the event of a financial emergency beyond the Participant's or Beneficiary's control due to unforeseeable circumstances and only if disallowance of a distribution would create a severe hardship for the Participant or Beneficiary. An accelerated distribution must be limited to only that amount necessary to relieve the financial emergency.

                                 ARTICLE VIII
                                  BENEFICIARY
                                  -----------

     8.01 A Participant shall, by completing the Beneficiary Designation Form, designate one or more Beneficiaries to receive benefits under the Plan payable in the event of his or her death before complete distribution of his or her Bookkeeping Account. If more than one Beneficiary is named, the share and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by notifying the Named Fiduciary in the appropriate spaces of a revised Beneficiary Designation Form. However, no designation or change in designation of Beneficiary shall be effective until received, accepted and acknowledged by the Company.

     8.02 The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted and acknowledged by the Company prior to his or her death. If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to direct the Company to deposit any and all payments due Beneficiary into a separate bank account in the name of the Estate of Participant until the matter is finally adjudicated. However, any payment made by the Company, in good faith and in accordance with the Plan and the directions of the Committee, shall fully discharge the Company and the Committee from all further obligations with respect to that payment.

     8.03 In making any payments to or for the benefit of any minor or incompetent Beneficiary, the Committee, in its sole discretion, may direct the Company to make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Alternatively, the Committee may direct the Company to make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company and the Committee. Neither the Committee nor the Company shall have any responsibility to see to the proper application of any payments so made.

                                   ARTICLE IX
                           ADMINISTRATION OF THE PLAN
                           --------------------------

     9.01 The Plan shall be administered by the Employee Benefits Committee as constituted and approved from time to time by the Board. Such persons shall serve at the pleasure of the Board. Participants in this Plan may serve as members of the Committee. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by a majority of all the members at the time in office if they act without a meeting.

     9.02 Subject to the terms of the Plan, the Committee shall, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to make, amend, interpret and enforce all rules adopted in connection with the Plan and to decide any and all matters arising hereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

     9.03 In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it deems appropriate and may, from time to time, consult with counsel who may be counsel to the Company.

     9.04 The members of the Committee and the officers and Directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

     9.05 To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of Participants and the date and circumstances of the Separation from Service or death or Disability of a Participant and such other pertinent information as the Committee may reasonably require.

     9.06 The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member of the Committee may be entitled as a matter of law.

                                   ARTICLE X
                                CLAIMS PROCEDURE
                                ----------------

     10.01 Benefits shall be paid automatically in accordance with the provisions of this instrument. The Participant, or a Beneficiary or any other person claiming through the Participant, shall make a written request for benefits under this Plan. This written claim shall be mailed or delivered to the Named Fiduciary who shall review such claim.

     10.02 If the claim is denied, in full or in part, the Named Fiduciary shall provide a written notice within forty-five (45) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

     10.03 If the claim is denied and a review by the full Committee is desired, the Participant (or Beneficiary) shall notify the Named Fiduciary in writing within thirty (30) days (a claim shall be deemed denied if the Named Fiduciary does not take any action within the aforesaid forty-five (45) day period) after receipt of the written notice of denial. In requesting a review, the Participant or his or her Beneficiary may request a review of the Plan document or other pertinent documents, may submit any written issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

     10.04 The decision on the review of the denied claim shall be rendered by the Committee within thirty (30) days after the receipt of the request for review (if a hearing is not held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of the Plan on which the decision is based.

     10.05 If, after the review process, a claimant seeks further redress, the subject of the dispute shall be submitted to arbitration in Los Angeles, California, in accordance with the Commercial Rules of the American Arbitration Association then in effect, which arbitration shall be the exclusive remedy of the parties hereto. The resulting arbitration award shall be deemed a final order of a court having jurisdiction over the subject matter and shall not be appealable. All fees and expenses connected with the arbitration proceeding, other than counsel fees incurred by either party, if any, shall be shared equally by both parties.

                                   ARTICLE XI
                           AMENDMENT AND TERMINATION
                           -------------------------

     11.01 The Company, by action of the Board, may amend or modify this Plan from time to time; provided that no such amendment or modification shall in any way reduce the vested portion of affected Participants' (or Beneficiaries') Bookkeeping Accounts measured as of the date the amendment or modification is made, or, if later, the effective date of such actions; and, provided further, no amendment or modification may assess costs or fees to Participants or reduce (evenon a prospective basis) the interest rates payable hereunder on Bookkeeping Accounts below Moody's Seasoned Corporate Bond Rate (as set forth in paragraph 5.02), or take effect until the end of a calendar year.

     In addition, the Company, by action of its Board of Directors, may terminate this Plan by discontinuing all future deferrals hereunder; provided, that no such termination may affect the crediting of interest hereunder (either pursuant to Participant elections or otherwise) or otherwise accelerate the liquidation of Bookkeeping Accounts hereunder.

                                  ARTICLE XII
                                 MISCELLANEOUS
                                 -------------

     12.01 The Company's obligation under the Plan shall in every case be an unfunded and unsecured promise to pay. Participants' rights as to benefits hereunder shall be no greater than that of general, unsecured creditors of the Company. The Company may establish one or more grantor trusts as described in
Section 671 of the Internal Revenue Code of 1986. Any assets which the Company may acquire or set aside to cover its financial liabilities are and must remain general assets of the Company and such assets as well as any assets set aside in any grantor trust shall be subject to the claims of its general creditors. Neither the Company nor the Plan gives the Participant any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are and remain in the Company.

     12.02 Except insofar as permitted by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under the Plan shall be valid or recognized by the Company. Neither the Participant, his or her spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony maintenance, owed by the Participant or his Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. Notwithstanding the foregoing, the Company may, if the Committee so determines in its sole discretion, follow the terms of any court order issued in connection with any domestic relations proceeding including but not limited to marital dissolution or child support.

     12.03 The Plan shall be binding upon the Company, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Director, his or her Beneficiary, assigns, heirs, executors and administrators.

     12.04 The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and a Director. Nothing in this Plan shall of itself be deemed to give a Director the right to be retained in the service of the Company or to interfere with any right of the Company to discipline or discharge the Director at any time.

     12.05 A Director will cooperate with the Company by furnishing any and all information reasonably requested by the Company and take such other actions as may be requested in order to facilitate the administration of the Plan and the payment of benefits hereunder.

     12.06 In case any provisions of this Plan shall be found illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been included herein.

     12.07 Any notice which shall be or may be given under the Plan or an Election Form shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at 444 South Flower Street, Suite 2100, Los Angeles, California 90071-2922, marked for the attention of the Corporate Secretary of the Company or, if notice to a Director, addressed to the address shown on such Director's Election Form or the last known address on the Company's personnel records. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and sent by facsimile, hand delivered, or sent by mail, to the last known address of the Participant. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

     12.08 The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

     12.09 If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of any portion that becomes taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to that portion of Participant's benefit that is taxable. If the petition is granted, such distribution shall be made within ninety (90) days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under Articles VI or VII hereof.

     12.10 The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

     12.11 The payment of benefits under the Plan to a Participant or Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Plan with respect to a Participant, and that Participant's Election Form shall terminate upon such full payment of benefits.

     12.12 Without limiting the provisions of paragraph 9.06 above, if any action at law or in equity is necessary by a Participant or Beneficiary to enforce the terms of the Plan, the Participant or Beneficiary shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

     12.13 Titles and headings of the Articles of the Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of the Plan document.

     12.14 To the extent not preempted by Federal law, this Plan shall be governed by and construed pursuant to the laws of the State of California.

     12.15 Any Election Form may be executed in one or more counterparts, each of which is legally binding and enforceable.

                                 AS ADOPTED BY THE BOARD OF DIRECTORS
                                 OF ZERO CORPORATION APRIL 25, 1997

                                   APPENDIX A

                                  DEFINITIONS

          For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.   ACTIVE PLAN shall mean a plan which is accepting deferrals of a portion of
     -----------
     an Executive's compensation, and/or amounts credited to a Participant under the Company's Pension Restoration Plan adopted January 19, 1994 and the 401(k) Executive Restoration Plan adopted July 27, 1994.

2.   BENEFICIARY shall mean the person or persons, trust or the estate of a
     -----------
     Participant entitled to receive any benefits under the Plan, as indicated by the Participant on the Beneficiary Designation Form.

3.   BOARD shall mean the Board of Directors of ZERO Corporation.
     -----

4.   BOOKKEEPING ACCOUNT means the bookkeeping record established for each
     -------------------
     Participant who elects to defer compensation under the Plan.

5.   CHANGE IN CONTROL shall mean the date upon which the first of the following
     -----------------
     events occurs:

     (a) Consummation of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all, or more than fifty percent (50%), of the assets of the Company;

     (b) The stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company; or

     (c) Any "person" (as such term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934) other than a person owned by or directly or indirectly managed by the Company, shall become the beneficial owner, directly or indirectly, of twenty- five percent (25%) or more of the common stock of the Company.

6.   COMMITTEE shall mean the Employee Benefits Committee appointed by the Board
     ---------
     to administer the Plan in accordance with the provisions of the Plan.

7.   COMPANY shall mean ZERO CORPORATION.
     -------

8.   DISABILITY shall be deemed to occur if a Participant cannot engage in any
     ----------
     substantial, gainful activity because of a physical or mental impairment (as verified to the Committee's satisfaction) likely to result in death or to be of a continuous period of not less than twelve (12) months.

9.   ELECTION DATE is the date established by the Plan as the date before which
     -------------
     an Executive or Eligible Director must submit a valid Election Form to the Named Fiduciary. The applicable Election Dates are as follows: (a) January 1 of any Plan Year, or (b) thirty (30) days after a newly eligible Executive or Eligible Director is first notified of his or her right to participate in the Plan.

10.  ELECTION FORM means the written form which is submitted to the Named
     -------------
     Fiduciary before the relevant Election Date which indicates whether the Executive or Eligible Director wishes to defer a portion of his or her compensation, and the portion of such compensation to be deferred. No Election Form shall be effective until received, acknowledged, and executed by the Company. Each Election Form is, with respect to the applicable Executive or Eligible Director, incorporated herein by reference and made an integral part of the Plan.

11.  EXECUTIVE shall mean each of the key employees designated by the Board to
     ---------
     include generally corporate officers, division and subsidiary presidents and general managers and any other person designated by the Board to participate in the Plan.

12.  MOODY'S SEASONED CORPORATE BOND RATE, sometimes referred to as "Moody's",
     ------------------------------------
     means the Moody's Corporate Bond Yield Average as published by Moody's Investors Service, Inc. (or any successor thereto).

13.  NAMED FIDUCIARY shall mean the Corporate Secretary of the Company.
     ---------------

14.  PARTICIPANT means an Executive (including such Executive's estate and/or
     -----------
     Beneficiary) for purposes of the Executive Deferred Compensation Plan as adopted October 20, 1993, or an Eligible Director (including such Eligible Director's estate and/or Beneficiary) for purposes of the Directors' Deferred Compensation Plan as adopted October 30, 1993, who has deferred a portion of Plan Compensation pursuant to the terms of the Plan, and whose Bookkeeping Account has not yet been distributed in full, plus those participants in the ZERO Corporation Deferred Compensation Plan as amended as of April 1, 1986, and the ZERO Corporation Alternate II Deferred Compensation Plan dated April 1, 1986.

16.  PLAN COMPENSATION shall mean the Participant's annual salary and/or bonus,
     -----------------
     and/or amounts credited to a Participant under the Company's Pension Restoration Plan adopted January 1, 1994 and the 401(k) Executive Restoration Plan adopted July 27, 1994.

17.  PLAN YEAR is the period (i) for the Executive Deferred Compensation Plan
     ---------
     and the Directors Deferred Compensation Plan as Adopted October 30, 1993 from the Effective Date through December 31 and each successive twelve (12) calendar month period thereafter or (ii) for the Deferred Compensation Plan as Amended as of April 1, 1986 and the Alternate II Deferred Compensation Plan dated April 1, 1986 which begins on April 1 of each year and ends on March 31 of the following year.

18.  SEPARATION FROM SERVICE means the termination of the Participant's
     -----------------------
     employment as a regular employee of the Company.